SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2015

PureSafe Water Systems, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-30544
(State or other jurisdiction of incorporation)	(Commission File Number)

35 East Mall, Plainview, NY 11803
(Address of principal executive offices) (Zip Code)

Registrant's telephone number including area code: (516) 2088250

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)

       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed a Certificate of Designations for its new Series I  and Series J Convertible Preferred Stock  with the Secretary of State of the State of Delaware on April 9, 2015.  [See Exhibit 3.1h filed with this Report.]

1.

Series I Convertible Preferred Stock-- Settlement Agreement with Chief Executive Officer

On February 6, 2015, the Company entered into an agreement in order to satisfy outstanding liabilities of the Company due to our Chief Executive Officer, Leslie Kessler (“Kessler”), dating back to 2007.  In the settlement,  Ms. Kessler and the Company have agreed, in exchange for the issuance of 325 shares of convertible preferred stock (“Series I Preferred Stock”) to Ms. Kessler, that all deferred compensation owing to Ms. Kessler and all loan obligations of the Company due to Ms. Kessler would be terminated, apart from a $17,500 loan to the Company by Ms. Kessler, which remains outstanding.

The Series I Preferred Stock issued to Ms. Kessler has a stated value of $325,000 and an annual dividend yield of 5%, and is convertible into 650,000,000 shares of common stock at the option of Ms. Kessler. The Company has the option to redeem the preferred stock at any time for an amount equal to its stated value plus any accrued dividend by paying cash to Ms. Kessler subject to a conversion notice tendered by the holder within five days from receipt of a redemption notice.

In addition, during 2015 Kessler shall receive monthly compensation of $10,000 in cash and $5,000 in stated value of Series H Preferred Stock, and be eligible to receive cash and equity bonus compensation from revenue received from sales generated by her.

2.

Series J Convertible Preferred Stock--Settlement Agreement with the Company’s Former Chief Financial Officer

On October 24, 2014, the Company entered into a settlement agreement with our former Chief Financial Officer and Director, Terry R. Lazar.   In exchange for the issuance of 200 shares of Series J Convertible Preferred Stock (“Series J Preferred Stock”) to Mr. Lazar, the Company and Mr. Lazar have agreed to satisfy and terminate all deferred compensation and loan obligations of the Company dating back to 2009 due to Mr. Lazar.

Per the terms of the agreement, the Series J Preferred Stock has a stated value equal to $200,000 and an annual dividend yield of 5%, and is convertible into 100,000,000 shares of common stock at the option of Mr. Lazar. The Company has the option to redeem the preferred stock at any time for an amount equal to its stated value plus any accrued dividend by paying cash to Mr. Lazar subject to a conversion notice tendered by the holder within five days from receipt of a redemption notice.  Mr. Lazar on February 4, 2015, advised the Company in writing that he was rescinding the agreement. The Company believes that the agreement is a valid and binding agreement between the Company and Mr. Lazar.

THE DESCRIPTION OF THE TERMS OF THE SERIES I AND SERIES J PREFERRED STOCK IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE TERMS OF THE CERTIFICATES OF DESIGNATION FOR THESE SERIES OF PREFERRED STOCK, WHICH ARE A PART OF THE EXHIBIT FILED WITH THIS REPORT.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1h	Certificates of Designations for Series I and Series J Convertible Preferred Stock, filed on April 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Puresafe Water Systems, Inc.

Date: April 17, 2015

By: /s/ Stephen Hicks

Stephen Hicks, President

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